Exhibit 99.2

Inergy Acquires Salt Production Company Located in Upstate New York

********************

Secures Long-Term Inventory of Gas Storage Development Capacity in the Northeast

Kansas City, MO (August 11, 2008) – Inergy, L.P. (NASDAQ:NRGY) announced today that its wholly owned subsidiary, Inergy Midstream, LLC, has executed a definitive agreement to purchase 100% of the membership interests in US Salt, LLC (“US Salt”), an industry-leading solution mining and salt production company located in Schuyler County, New York, between Inergy’s Stagecoach and Steuben County natural gas storage facilities. The transaction is expected to close within the month, subject to customary closing conditions; and it is expected to be immediately accretive to unitholders on a distributable cash flow per unit basis.

US Salt is one of five major solution mined salt manufacturers in the United States, producing and selling in excess of 300,000 tons of salt each year. The US Salt operations are complementary and in close proximity to Inergy’s existing midstream energy storage platform. The solution mining process used by US Salt creates salt caverns that can be developed into usable natural gas storage capacity. Inergy initially estimates that the acquisition provides access to at least 10 Bcf of additional salt cavern storage capacity which can be interconnected to its existing energy storage platform.

Inergy expects to immediately begin developing approximately 5 Bcf of available salt cavern capacity, after receiving necessary regulatory approvals. The initial 5 Bcf of storage capacity is expected to be operational in the fall of 2010.

“The acquisition of US Salt accomplishes a lot for our investors on several fronts,” said John Sherman, President and CEO of Inergy. “First, the salt business is characterized by stable cash flows and long-term growth potential; and it meets all of our strict acquisition criteria. This transaction also provides us with a long-term pipeline of high-return storage development projects in the heart of the Northeast natural gas distribution infrastructure. In addition, this transaction is yet another example of the successful execution on our plan to build an integrated natural gas storage and transportation hub in the Northeast.”

Salt Operations

US Salt produces food grade salt products, bulk salt for chemical feedstock, and is a market leader in the manufacture of pharmaceutical grade salt. The salt refining capacity is 70% contracted under term agreements. In addition to the salt production operations, Inergy also acquires usable salt cavern capacity for the storage of natural gas, LPGs or other refined products which is the natural by-product of the salt solution mining process.

“One of the major hurdles with the development of salt cavern storage in the Northeast is brine disposal. This acquisition provides us a continuous means of brine disposal with limitless expansion possibilities to our overall energy storage platform in the Northeast,” said Bill Moler, Senior Vice President of Inergy Midstream. “The acquisition provides us with approximately 10 Bcf of existing cavern space, and every new brine well that we drill creates additional storage capacity.”

Storage Expansion

Inergy has performed pressure tests on a significant sample of the existing salt caverns to confirm the capability for energy storage development. Inergy believes that it will have approximately 5.0 Bcf of initial storage capacity available for development after receiving necessary regulatory approvals. Development of the balance of the existing cavern capacity into storage services will be subject to market demand and further due diligence. The caverns are within close proximity to the Empire Connector Pipeline, NYSEG’s intrastate pipeline network, the Millennium Pipeline, Inergy’s previously discussed Thomas Corners project, and Teppco’s LPG pipeline and storage system. Inergy expects to immediately market these facilities in an open season and continue to pursue its strategy of creating an integrated Northeast gas storage hub.

US Salt’s New York employee base and its sales and marketing personnel will remain intact. Existing customers of US Salt should expect the same outstanding service and product quality they currently enjoy. The management team of US Salt will continue to lead the company from the combined Kansas City offices of Inergy and US Salt.

Upon completion of the acquisition of US Salt and Inergy’s subsequent capital investment for the development of the initial 5.0 Bcf of gas storage, Inergy expects the total invested capital to be approximately $191 million. Inergy expects to generate earnings before interest, taxes, depreciation, and amortization (EBITDA) from the combined salt production and gas storage operations of approximately $28.5 million on a run rate basis by the end of fiscal year 2010. Inergy will fund the initial acquisition of US Salt with a combination of borrowings from its revolving credit facility and Inergy, L.P. common units issued directly to the seller.

< MAP FOLLOWS >

Integrated Northeast Gas Storage and Transportation Hub

About Inergy Midstream, LLC

Inergy Midstream is a wholly-owned subsidiary of Inergy L.P. and is headquartered in Kansas City, Missouri. The Company owns and operates Central New York Oil And Gas Company, LLC’s Stagecoach natural gas storage facility with 26.35 Bcf of working gas capacity; the Bath LPG Storage facility, a 1.5 million barrel underground salt cavern liquid petroleum gas storage facility; and Arlington Storage Company which includes Thomas Corners, a planned 7 Bcf natural gas storage facility currently being developed and a controlling interest in Steuben Gas Storage Company, a 6.2 Bcf natural gas storage facility.

About Inergy, L.P. and Inergy Holdings, L.P.

Inergy, L.P., with headquarters in Kansas City, Mo., is among the fastest growing master limited partnerships in the country. The Company’s operations include the retail marketing, sale, and distribution of propane to residential, commercial, industrial, and agricultural customers. Today, Inergy serves approximately 700,000 retail customers from over 300 customer service centers throughout the eastern half of the United States. The Company also operates a natural gas storage business and a supply logistics, transportation, and wholesale marketing business that serves independent dealers and multi-state marketers in the United States and Canada.

Inergy Holdings, L.P.’s assets consist of its ownership interest in Inergy, L.P., including limited partnership interests, ownership of the general partners, and the incentive distribution rights.

This press release contains forward-looking statements, which are statements that are not historical in nature such as the expectation that the acquisition of US Salt will yield additional natural gas storage capacity; the in-service dates and the investment economics, including EBITDA projections, can be achieved; and the acquisition will close within the month and will be immediately accretive on a distributable cash flow per unit basis. Forward-looking statements are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or any underlying assumption proves incorrect, actual results may vary materially from those anticipated, estimated, or projected. Among the key factors that could cause actual results to differ materially from those referred to in the forward-looking statements are: weather conditions that vary significantly from historically normal conditions; the general level of petroleum product demand and the availability of propane supplies; the price of propane to the consumer compared to the price of alternative and competing fuels; the demand for high deliverability natural gas storage capacity in the Northeast; our ability to successfully develop sub-surface storage caverns and implement our business expansion plans; the outcome of rate decisions levied by the Federal Energy Regulatory Commission; our ability to generate available cash for distribution to unitholders; the costs and effects of legal, regulatory, and administrative proceedings against us or which may be brought against us; and our ability to sustain our historical levels of internal growth. These and other risks and assumptions are described in Inergy’s annual report on Form 10-K and other reports that are available from the United States Securities and Exchange Commission.

Corporate news, unit prices, and additional information about Inergy, including reports from the United States Securities and Exchange Commission, are available on the Company’s website, www.inergypropane.com. For more information, contact Mike Campbell in Inergy’s Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com.

###